Exhibit 99.2

NEWS RELEASE

Date:	March 19, 2008
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA Technologies to Present at the B. Riley & Company’s 9th Annual Investor Conference on April 2, 2008

TULSA, OKLAHOMA — XETA Technologies (Nasdaq: XETA) today announced that Greg Forrest, President and CEO of XETA Technologies, and Robert Wagner, CFO of XETA Technologies, will present at the B. Riley and Company’s ninth Annual Investor Conference on Wednesday, April 2, 2008.   XETA’s presentation is scheduled to begin at 11:30 a.m. PST (2:30 p.m. EST). The presentation will be webcast live and may be accessed at http://www.wsw.com/webcast/brileyco9/xeta/ or under the investor relations section of the company’s website, www.xeta.com

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About XETA Technologies

XETA is a leading provider of communication technologies with a comprehensive array of products and services available from industry leaders. The Company has earned and continues to maintain the industry’s most prestigious certifications as an Avaya Platinum Business Partner, Nortel Elite Advantage Partner, and Mitel Premium PARTNER. Being able to provide solutions and service for these leading vendors is a unique value proposition for Fortune 1000 customers with multiple locations and complex networks. With a 25 year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq:XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0.